Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR

Peoples Financial Services Corp.

Announces Revision to 2019 Earnings

Scranton, PA, March 11, 2020/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, is issuing this press release to report revised unaudited net income for the year ended December 31, 2019. The unaudited results of operations for the three and twelve-month periods ended December 31, 2019 and financial condition at December 31, 2019 previously reported in the company’s January 24, 2020 press release should no longer be relied upon.

Beginning on or about March 2, 2020, management identified issues with certain small business credits originated by one bank employee. As a result, the bank undertook a credit review and determined that certain actions were required with respect to eight credits totaling approximately $2.6 million in outstanding principal, including certain charge offs and an additional provision for loan losses. As a result, Peoples will be revising its previously reported results of operations for the three- and twelve-months ended December 31, 2019 and financial condition at December 31, 2019.

Peoples’ net income for the year ended December 31, 2019, totaled $25.7 million or $3.48 per share (revised from $27.5 million or $3.72 per share). The downward revision in net income resulted primarily from a $6.1 million provision for loan losses (revised from $3.5 million), offset by related decreases in income tax expense and performance-based salaries and employee benefits expense. At December 31, 2019, loans, net totaled $1,938.2 million (revised from $1,940.5 million), and the allowance for loan losses was $22.7 million (revised from $22.3 million).

The Company will provide additional details and report its results of operations and financial condition in its annual report on Form 10-K, which is due to be filed with the Securities and Exchange Commission on March 16, 2020.

About Peoples Financial Services Corp.

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.

/Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com

Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.